FIFTH AMENDMENT TO AMENDED AND RESTATED

SUB-ADMINISTRATION AGREEMENT

This Fifth Amendment to Amended and Restated Sub-Administration Agreement (the “Amendment”) is made as of [                    ] by and between Pacific Investment Management Company LLC, a Delaware limited liability company (the “Administrator”), and State Street Bank and Trust Company, a Massachusetts trust company (“Sub-Administrator”).

WHEREAS, Administrator and Sub-Administrator entered into an Amended and Restated Sub-Administration Agreement dated as of July 2, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Sub-Administrator and Administrator desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Addition of Funds. In accordance with the terms set forth in Section 1 of the Agreement, the Administrator wants to retain the Sub-Administrator to act as sub-administrator under the Agreement with respect to the following funds, to be effective as of [                    ], and the Sub-Administrator confirms that it will act as sub-administrator with respect to such funds:

PIMCO Flexible Credit Income Fund

2. Amendment. Schedule A of the Agreement is deleted in its entirety and replaced with the form of Schedule A that is attached to this Amendment.

3. Miscellaneous.

(a) Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Andrew Erickson

Title:	Executive Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

Name:

Title:

AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT

SCHEDULE A — Listing of Funds

(as of [                    ])

All portfolios within the following Funds, as may be amended from time to time:

1.	PIMCO Funds

All Asset All Authority Fund

All Asset Fund

California Intermediate Municipal Bond Fund

California Municipal Bond Fund

California Short Duration Municipal Income Fund

CommoditiesPLUS® Short Strategy Fund

Cayman Commodity Fund IV, Ltd.

CommoditiesPLUS® Strategy Fund

Cayman Commodity Fund III, Ltd.

CommodityRealReturn Strategy Fund®

Cayman Commodity Fund I, Ltd.

Convertible Fund

Credit Absolute Return Fund

Diversified Income Fund

EM Fundamental IndexPLUS® AR Strategy Fund

Emerging Local Bond Fund

Emerging Markets Bond Fund

Emerging Markets Corporate Bond Fund

Emerging Markets Currency Fund

Emerging Markets Full Spectrum Bond Fund

EMG Intl Low Volatility RAFI®-PLUS AR Fund

Extended Duration Fund

Floating Income Fund

Foreign Bond Fund (U.S. Dollar-Hedged)

Foreign Bond Fund (Unhedged)

Fundamental Advantage Absolute Return Strategy Fund

Fundamental IndexPLUS® AR Fund

Global Advantage® Strategy Bond Fund

Global Bond Fund (U.S. Dollar-Hedged)

Global Bond Fund (Unhedged)

Global Multi-Asset Fund

Global Multi-Asset Fund

Cayman Commodity Fund II, Ltd.

GNMA Fund

Government Money Market Fund

High Yield Fund

High Yield Municipal Bond Fund

High Yield Spectrum Fund

Income Fund

Inflation Response Mult-Asset Fund

Cayman Commodity Fund VII, Ltd.

International Fundamental IndexPLUS® AR Strategy Fund

International StocksPLUS® AR Strategy Fund (Unhedged)

International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged)

Intl Low Volatility RAFI®-PLUS AR Fund

Investment Grade Corporate Bond Fund

Long Duration Total Return Fund

Long-Term Credit Fund

Long-Term U.S. Government Fund

Low Duration Fund

Low Duration Fund II

Low Duration Fund III

Low Volatility RAFI®-PLUS AR Fund

Moderate Duration Fund

Money Market Fund

Mortgage Opportunities Fund

Mortgage-Backed Securities Fund

Municipal Bond Fund

National Intermediate Municipal Bond Fund

New York Municipal Bond Fund

Real Income 2019 Fund®

Real Income 2029 Fund®

Real Return Asset Fund

Real Return Fund

RealEstateRealReturn Strategy Fund

RealRetirement® 2015 Fund

RealRetirement® 2020 Fund

RealRetirement® 2025 Fund

RealRetirement® 2030 Fund

RealRetirement® 2035 Fund

RealRetirement® 2040 Fund

RealRetirement® 2045 Fund

RealRetirement® 2050 Fund

RealRetirement® Income and Distribution Fund

Senior Floating Rate Fund

Short Asset Investment Fund

Short Duration Municipal Income Fund

Short-Term Fund

Small Cap StocksPLUS® AR Strategy Fund

Small Company Fundamental IndexPLUS® AR Strategy Fund

StocksPLUS® Absolute Return Fund

StocksPLUS® AR Short Strategy Fund

StocksPLUS® Fund

StocksPLUS® Long Duration Fund

Tax Managed Real Return Fund

Total Return Fund

Total Return Fund II

Total Return Fund III

Total Return Fund IV

TRENDS Managed Futures Strategy Fund

Cayman Commodity Fund VIII, Ltd.

Unconstrained Bond Fund

Unconstrained Tax Managed Bond Fund

Worldwide Fundamental Advantage AR Strategy Fund

2.	PIMCO Variable Insurance Trust

All Asset All Authority Portfolio

All Asset Portfolio

CommodityRealReturn® Strategy Portfolio

Cayman Commodity Portfolio I, Ltd.

Emerging Markets Bond Portfolio

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Foreign Bond Portfolio (Unhedged)

Global Advantage® Strategy Bond Portfolio

Global Bond Portfolio (Unhedged)

Global Diversified Allocation Portfolio

Global Multi-Asset Managed Volatility Portfolio

Cayman Commodity Portfolio IV, Ltd.

Global Multi-Asset Managed Allocation Portfolio

Global Multi-Asset Managed Allocation Portfolio

Cayman Commodity Portfolio II, Ltd.

High Yield Portfolio

Long-Term U.S. Government Portfolio

Low Duration Portfolio

Money Market Portfolio

Real Return Portfolio

Short-Term Portfolio

Total Return Portfolio

Unconstrained Bond Portfolio

3.	PIMCO Equity Series

EqS Pathfinder Fund®

Cayman Commodity Fund VI, Ltd.

EqS® Emerging Markets Fund

Emerging Multi-Asset Fund

Emerging Multi-Asset Fund

EqS® Dividend Fund

Dividend and Income Builder Fund

EqS® Long/Short Fund

Balanced Income Fund

4.	PIMCO Equity Series VIT

EqS Pathfinder Portfolio®

Cayman Commodity Portfolio III, Ltd.

5.	PIMCO Managed Accounts Trust

Fixed Income SHares: Series C

Fixed Income SHares: Series M

Fixed Income SHares: Series R

Fixed Income SHares: Series TE

Fixed Income SHares: Series LD

6.	PCM Fund, Inc.
7.	PIMCO California Municipal Income Fund
8.	PIMCO California Municipal Income Fund II
9.	PIMCO California Municipal Income Fund III
10.	PIMCO Corporate & Income Strategy Fund
11.	PIMCO Corporate & Income Opportunity Fund
12.	PIMCO Dynamic Credit Income Fund
13.	PIMCO Dynamic Income Fund
14.	PIMCO Flexible Credit Income Fund
15.	PIMCO PCILS LLC
16.	PIMCO PDILS LLC
17.	PIMCO Income Strategy Fund
18.	PIMCO Income Strategy Fund II
19.	PIMCO Global StocksPLUS & Income Fund
20.	PIMCO High Income Fund
21.	PIMCO Income Opportunity Fund
22.	PIMCO Municipal Income Fund
23.	PIMCO Municipal Income Fund II
24.	PIMCO Municipal Income Fund III
25.	PIMCO New York Municipal Income Fund
26.	PIMCO New York Municipal Income Fund II
27.	PIMCO New York Municipal Income Fund III
28.	PIMCO Strategic Income Fund, Inc.